Exhibit D

Notice of Withdrawal of Tender

Regarding Shares in

Conversus StepStone Private Markets

Tendered Pursuant to the Offer to Purchase

Dated October 21, 2022

The Offer and Withdrawal Rights Will Expire at,

and This Notice of Withdrawal Must Be Received by

Conversus StepStone Private Markets by,

12:00 Midnight, Eastern Time, on December 6, 2022,

Unless the Offer Is Extended.

Complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to

Conversus StepStone Private Markets:

Overnight Delivery:	Regular Mail:
Conversus StepStone Private Markets	Conversus StepStone Private Markets
Attn: Atlantic Shareholder Services	Attn: Atlantic Shareholder Services
Three Canal Plaza, Ground Floor	PO Box 588
Portland, ME 04101	Portland, ME 04112

For additional information:

Phone: (866) 704-0897

Fax: (207) 347-2195

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Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

The undersigned previously tendered all or some of its shares in Conversus StepStone Private Markets (the “Fund”) for purchase by the Fund by submitting a Letter of Transmittal Regarding Shares in the Fund (the “Letter of Transmittal”).

Such tender was in the amount of:

☐ All of the undersigned’s Shares.

That amount of the undersigned’s number of Shares:

☐ Class T Number of Shares ___________________ ☐ Class S Number of Shares ___________________

☐ Class D Number of Shares ___________________ ☐ Class I Number of Shares ___________________

As indicated immediately below, the undersigned hereby wishes to withdraw its tender of shares in the Fund such that:

☐ NONE of the undersigned’s shares will be purchased by the Fund.

☐ SOME of the undersigned’s shares will be purchased by the Fund and the number of those shares still to be purchased by the Fund is*:

Class T Number of Shares ___________________ Class S Number of Shares ___________________

Class D Number of Shares ___________________ Class I Number of Shares ___________________

* NOTE: This option may be used only to decrease the number of the shares to be purchased by the Fund. If an increase in the number of the shares to be purchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all or some of the undersigned’s shares in the Fund (as indicated above) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

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Name of Shareholder(s): ___________________________________________________________

SSN/TIN: ____________________________

Telephone Number: ____________________________

Account Number: ____________________________

SIGNATURE(S):

Shareholder Signature

Signature of Investor or Trustee	Date

Signature of Joint Investor or Trustee (if applicable)	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)

Printed name(s) of Authorized Signer(s) (for verification purposes)

If needed, use for Custodian Authorization

Overnight Delivery:	Regular Mail:
Conversus StepStone Private Markets	Conversus StepStone Private Markets
Attn: Atlantic Shareholder Services	Attn: Atlantic Shareholder Services
Three Canal Plaza, Ground Floor	PO Box 588
Portland, ME 04101	Portland, ME 04112

For additional information please call 866-704-0897

Please note: IRA, retirement or custodial account transaction requests must be signed by the shareholder and the Custodian.

The Transfer Agent must receive the completed Notice of Withdrawal of Tender, signed by all account owners,

including the Custodian (if applicable) by the deadline stated herein.

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